Asure Software Announces Results for the 2007 Fiscal Fourth Quarter

Company Reports $2.2M in Profit, Software Revenue Growth of 32%

AUSTIN, TX -- 09/26/2007 -- Asure Software (NASDAQ: ASUR) today announced results for the 2007 fiscal fourth quarter ended July 31, 2007. For the quarter, the company reported net income of approximately $2.2 million. Highlights for the quarter include:

--  Grew NetSimplicity revenues by 32% over the prior quarter and 52% over the prior fiscal year
--  Achieved profitability for the fourth consecutive quarter
--  Generated cash from the NetSimplicity Software business
--  Decreased operating expenses to $3.2M due to the conclusion of the litigation related to the '746 patent trial
--  Realized $8M in IP revenue from the '746 patent, finalizing the
    Intellectual Property program
--  Grew working capital by $1.9M and cash from $26.1M to $35.1M

"We continue to be very pleased with the performance of the NetSimplicity Software business," said Richard N. Snyder, Chairman and Chief Executive Officer of Asure Software. "The fourth quarter was particularly strong, driven by the release of V7.5 of Meeting Room Manager, which contained significant enhancements to the Outlook plug-in capability. These features appeal to the enterprise segment leading to more wins, a higher average selling price, and more marquee accounts. In addition, our recently announced acquisition of iEmployee creates an opportunity for us to become a leader in the SaaS workforce management marketplace."

NetSimplicity Software

NetSimplicity Software revenue grew by 32% to $1.3M for the fourth quarter of fiscal 2007, as compared to the prior quarter. In addition to revenue growth, software bookings increased to $1.6M, marking the third consecutive quarter of bookings growth for NetSimplicity. Margins for NetSimplicity continued to be a strong 80%. In addition, the NetSimplicity Software business generated cash this past fiscal quarter.

Fourth Quarter Results

Revenue was approximately $9.3M for the 2007 fiscal fourth quarter compared to $21.0M for the 2007 fiscal third quarter. Total operating expenses were $3.2M, a decrease of approximately $1M from the prior quarter. The company reported net income of $2.2M or $0.08 per share for the fourth fiscal quarter of 2007, as compared to net income of $6.0 million or $0.23 per share for the third quarter of 2007. Cash and investments were $35.1M for the quarter.

Conference Call and Webcast

Asure Software has scheduled a conference call with the investment community for Wednesday, September 26, 2007, at 10:00 a.m. CT (11:00 a.m. ET) to discuss the quarter and outlook. To take part, dial 866-203-2528 ten minutes before the conference call begins, ask for the Asure event, and use a pass code of 88989179. International callers should dial 617-213-8847, and use a pass code of 88989179. Investors, analysts, media and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To listen to the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relation's page of our web site at www.asuresoftware.com.

About Asure Software

Headquartered in Austin, Texas, Asure Software (ASUR), (a d/b/a of Forgent Networks, Inc.), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a comprehensive suite of on-demand workforce management software and services. Asure's market-leading suite includes products that optimize workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation, expense management, meeting and event management, and asset tracking and reservations. With additional offices in Seekonk, Mass., Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

Safe Harbor

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Forgent's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

                          FORGENT NETWORKS, INC.
                        CONSOLIDATED BALANCE SHEETS
              (Amounts in thousands, except per share data)

                                                             JULY 31,
                                                        ------------------
                                                          2006      2007
                                                        --------  --------
ASSETS
Current assets:
    Cash and equivalents, including restricted cash
      of $543 and $0 at July 31, 2006 and 2007,
       respectively                                     $ 16,206  $ 33,524
    Short-term investments                                    --     1,538
    Accounts receivable, net of allowance for
     Doubtful accounts of $13 and $21 at July 31,
     2006 and 2007, respectively                             714     1,040
    Prepaid expenses and other current assets                274       211
                                                        --------  --------
       Total current assets                               17,194    36,313

Property and equipment, net                                  788       767
Intangible assets, net                                         4        --
Other assets                                                   3       212
                                                        --------  --------
                                                        $ 17,989  $ 37,292
                                                        ========  ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                    $  3,631  $ 10,970
    Accrued compensation and benefits                        547       557
    Other accrued liabilities                                907       855
    Notes payable, current portion                           313        --
    Deferred revenue                                         683     1,076
                                                        --------  --------
       Total current liabilities                           6,081    13,458

Long-term liabilities:
    Deferred revenue                                          11        28
    Other long-term obligations                            1,777     1,186
                                                        --------  --------
       Total long-term liabilities                         1,788     1,214

Stockholders' equity:
  Preferred stock, $.01 par value; 10,000 authorized;
   None issued or outstanding                                 --        --
  Common stock, $.01 par value; 40,000 authorized;
   27,163 and 27,388 shares issued, 25,373 and 25,598
   shares outstanding at July 31, 2006 and 2007,
   respectively                                              271       274
  Treasury stock at cost, 1,790 shares at July 31,
   2006 and 2007, respectively                            (4,815)   (4,815)
  Additional paid-in capital                             265,406   265,647
  Accumulated deficit                                   (250,754) (238,506)
  Accumulated other comprehensive income                      12        20
                                                        --------  --------
       Total stockholders' equity                         10,120    22,620
                                                        --------  --------
                                                        $ 17,989  $ 37,292
                                                        ========  ========

                          FORGENT NETWORKS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share data)

                                    For the                    For the
                               Three Months Ended       Twelve Months Ended
                              July 31,    April 30,           July 31,
                                2007         2007          2007      2006
                            (Unaudited)  (Unaudited)

Revenues:
     Intellectual property
      licensing             $     8,000  $    20,000    $ 36,162  $ 12,105
     Software and services        1,288          978       4,245     2,791
                            -----------  -----------    --------  --------
       Total revenues             9,288       20,978      40,407    14,896
                            -----------  -----------    --------  --------

Cost of sales:
     Intellectual property
      licensing                   4,135       10,592      18,270     7,057
     Software and services          264          196         962       851
                            -----------  -----------    --------  --------
       Total cost of sales        4,399       10,788      19,232     7,908
                            -----------  -----------    --------  --------

Gross margin                      4,889       10,190      21,175     6,988

Operating expense:
     Selling, general and
      administrative              2,999        3,971      12,008    10,271
     Research and
      development                   182          180         611       618
     Amortization of
      intangible assets              --           --           4        28
                            -----------  -----------    --------  --------
       Total operating
        expenses                  3,181        4,151      12,623    10,917
                            -----------  -----------    --------  --------

Income (Loss) from
 operations                       1,708        6,039       8,552    (3,929)
                            -----------  -----------    --------  --------

Other income (expense):
     Interest income                389          202         981       506
     Gain on sale of assets           3           --       2,899        --
     Interest expense and
      other                         (21)         (25)        (89)      (88)
                            -----------  -----------    --------  --------
       Total other income           371          177       3,791       418
                            -----------  -----------    --------  --------

Income (Loss) from
 operations, before income
 taxes                            2,079        6,216      12,343    (3,511)
Provision for income taxes           76         (170)        (94)      (44)
                            -----------  -----------    --------  --------
Net income (loss)           $     2,155  $     6,046    $ 12,249  $ (3,555)
                            ===========  ===========    ========  ========

Basic and diluted income
 (loss) per share:
Basic                       $      0.08  $      0.24    $   0.48  $  (0.14)
                            ===========  ===========    ========  ========
Diluted                     $      0.08  $      0.23    $   0.47  $  (0.14)
                            ===========  ===========    ========  ========

Weighted average shares
 outstanding:
Basic                            25,598       25,596      25,515    25,294
Diluted                          26,155       26,202      26,049    25,294

Investor contact:
Hala Elsherbini
972-458-8000
hala@halliburtonir.com

Media contact:
Susan Tull
512.577-2956
susan_tull@asuresoftware.com